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                                                                    EXHIBIT 4.16

                             ____% Notes Due 2006

     Set forth below are the terms and conditions (the "Notes Terms") of the series of Securities under the Indenture that shall be designated the __% Notes Due 2006 (the "Notes") of Sprint Capital Corporation (the "Company").

                                   Article I

                                  DEFINITIONS

     Section 1.1.   Definition of Terms.

     Unless the context otherwise requires:

     (a)  a term defined in the Indenture has the same meaning when used herein;

     (b) a term defined anywhere in these Note Terms has the same meaning throughout;

     (c)  the singular includes the plural and vice versa;

     (d) headings are for convenience of reference only and do not affect interpretation;

     (e) The following terms have the meanings given to them in the Purchase Contract Agreement to be dated as of ____________, 2001, among Sprint Corporation, a Kansas corporation ("Sprint") and Bank One, National Association, as Purchase Contract Agent (the "Purchase Contract Agreement"): (i) Affiliate;
(ii) Agent; (iii) Applicable Benchmark Treasury; (iv) Applicable Principal Amount, (v) Authorized Newspaper; (vi) Business Day; (vii) Cash Settlement;
(viii) Clearing Agency; (ix) Clearing Agency Participant; (x) Corporate Trust Office (xi) Corporate Units; (xii) Equity Units; (xiii) Failed Final Remarketing; (xiv) Failed Remarketing; (xv) Final Remarketing; (xvi) Final Remarketing Date; (xvii) Initial Remarketing; (xviii) Initial Remarketing Date;
(xix) Pledge Agreement; (xx) Purchase Contract; (xxi) Purchase Contract Settlement Date; (xxii) Quotation Agent; (xxiii) Redemption Price; (xxiv) Remarketing Agreement; (xxv) Reset Announcement Date; (xxvi) Reset Date; (xxvii) Reset Effective Date; (xxviii) Reset Rate; (xxix) Reset Spread; (xxx) Spin-Off Transaction; (xxxi) Subsequent Remarketing; (xxxii) Subsequent Remarketing Date; (xxxiii) Successful Final Remarketing; (xxxiv) Successful Initial Remarking;
(xxxv) Successful Subsequent Remarketing; (xxxvi) Tax Event; (xxxvii) Tax Event Redemption Date; (xxxviii) Treasury Portfolio; (xxxix) Treasury Portfolio Purchase Price.

     (f) The following terms have the meanings given to them in this Section 1.1(f): "Collateral Agent" means Bank One, National Association

          "Coupon Rate" has the meaning specified in Section 2.4.

          "Global Securities" has the meaning specified in Section 2.3.



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          "Interest Payment Date" has the meaning specified in Section 2.4.

          "Minimum Remarketing Price" has the meaning specified in the Remarketing Agreement.

          "Note Repayment Purchase Price" has the meaning specified in Section
           3.4.

          "Put Option" has the meaning set forth in Section 3.4.

          "Put Option Exercise Date" has the meaning set forth in Section 3.4.

          "Regular Record Date" means, with respect to any Interest Payment Date for the Notes, the close of business on the first day of the month in which such Interest Payment Date falls.

          "Remarketing Agent" means UBS Warburg LLC or any successor thereto or replacement Remarketing Agent under the Remarketing Agreement.

     (g) Other capitalized terms used herein and not defined herein or in the Purchase Contract Agreement shall have the meanings given to them in the Indenture.

                                  Article II

                         GENERAL TERMS AND CONDITIONS

     Section 2.1.   Principal Amount and Maturity.

     The Notes shall be limited in aggregate principal amount to $_____. The Notes will mature on August 17, 2006 (the "Maturity Date").

     Section 2.2.   Form, Payment and Appointment.

     Except as provided in Section 2.3, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and premium, if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Company maintained for such purpose as described below; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

     The Borough of Manhattan, The City of New York is hereby designated as the place of payment ("Place of Payment") for the Notes, and the office or agency maintained by the Company in such Place of Payment shall initially be the Corporate Trust Office of the Trustee. The Registrar, Transfer Agent and Paying Agent for the Notes shall be Bank One, National Association.

     The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof. The Notes may be issued, in whole or in part, in permanent global form and, if

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issued in permanent global form, the Depositary shall be The Depository Trust
Company or such other depositary as any officer of the Company may from time to time designate.

     Section 2.3.   Global Securities.

     Any Notes that are no longer part of Corporate Units will be issued initially in the form of one or more global Notes (the "Global Securities") registered in the name of the Depositary or its nominee. Unless and until it is exchanged for the Notes in registered form, such Global Securities may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency.

     If at any time (i) the Clearing Agency notifies the Company that it is unwilling or unable to continue as a Clearing Agency for the Global Securities and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Company becoming aware of the Clearing Agency's ceasing to be so registered,
(iii) the Company, in its sole discretion, determines that the Global Securities shall be so exchangeable or (iv) there shall have occurred and be continuing an Event of Default, the Company shall execute and the Trustee, upon written notice from the Company, shall authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

     Upon exchange of the Global Security for such Notes in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Clearing Agency for delivery to the Persons in whose names such Notes are so registered.

     Section 2.4.   Interest.

     (a) The Notes shall bear interest initially at the rate of ____% per year (the "Coupon Rate") from the original date of issuance through and including the day immediately preceding the Reset Effective Date and thereafter at the Reset Rate until the principal thereof is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and thereafter at the Reset Rate, payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each, an "Interest Payment Date") commencing on November 17, 2001, to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Regular Record Date for such interest installment.

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     (b)  The Coupon Rate on the Notes will be reset on the date of a Successful
Remarketing to the applicable Reset Rate (such Reset Rate to be in effect on and after the Reset Effective Date). In the event of a Failed Final Remarketing, the Coupon Rate will not be reset. On the applicable Reset Announcement Date, the Reset Spread and the Applicable Benchmark Treasury to be used to determine the Reset Rate will be announced by the Company or Sprint. On the Business Day immediately following such Reset Announcement Date, the Holders of Notes will be notified of such Reset Spread and Applicable Benchmark Treasury by the Company or Sprint. Such notice shall be sufficiently given to such Holders of Notes if published in an Authorized Newspaper.

     (c) Not later than 7 calendar days nor more than 15 calendar days immediately preceding the applicable Reset Announcement Date, the Company shall request that the Clearing Agency or its nominee (or any Successor Clearing Agency) notify the Holders of the Notes of such Reset Announcement Date, and, in the case of the Final Remarketing, of the procedures to be followed by such Holders that wish to elect Cash Settlement on the Business Day immediately preceding the Purchase Contract Settlement Date.

     (d) The amount of interest payable for any period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period other than a full quarterly period for which interest is computed shall be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                                  Article III

                            REDEMPTION OF THE NOTES

     Section 3.1.   Tax Event Redemption.

     If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes (whether underlying Corporate Units or otherwise) in whole (but not in part) at any time at a price per Note equal to the Redemption Price. Installments of interest on Notes which are due and payable on or prior to the Tax Event Redemption Date shall be payable to the Holders of the Notes registered as such at the close of business on the Regular Record Date. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Company exercises its option to redeem the Notes pursuant to this Section 3.1, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Notes to be repaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Notes.

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     Section 3.2.   Redemption Procedures for Notes.

     Payment of the Redemption Price to each Holder of Notes shall be made by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Notes, including the Trustee or the Collateral Agent, as the case may be. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Notes, then, on such Tax Event Redemption Date, such Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Notes have been received by the Company, and all other rights of the Holder in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Notes but without interest on such Redemption Price).

     Section 3.3.   No Sinking Fund.

     The Notes will not be entitled to the benefit of any sinking fund.

     Section 3.4.   Option to Put Notes upon Failed Final Remarketing.

     If a Failed Final Remarketing (as described in Section 5.6(b) of the Purchase Contract Agreement which is hereby incorporated herein by reference) has occurred, Holders of Notes who hold such Notes following the Purchase Contract Settlement Date shall have the right (the "Put Option") to put such Notes to the Company on September 30, 2004 (the "Put Option Exercise Date"), upon at least three Business Days prior notice, at a repayment price equal to the principal amount of such Notes plus an amount equal to the accrued and unpaid interest thereon to the date of payment (the "Note Repayment Price").

     Section 3.5.   Repurchase Procedure for Notes.

     (a) In order for the Notes to be repurchased on the Put Option Exercise Date, the Trustee must receive on or prior to 5:00 p.m. New York City time on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York as contemplated by Section 2.2 hereof, the Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding.

     (b) Payment of the Note Repayment Price shall be made through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such account as may be designated by the applicable Holder. If the Trustee holds immediately available funds sufficient to pay the Note Repayment Price of Notes presented for repayment, then, immediately prior to the close of business on the Put Option Exercise Date, such Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Notes have been received by the Company, and all other rights of the Holder in respect of the Notes, including the Holder's right to require the Company to repay such Notes, shall terminate and

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lapse (other than the right to receive the Note Repayment Price upon delivery of such Notes but without interest on such Note Repayment Price). Neither the Trustee nor the Company will be required to register or cause to be registered the transfer of any Note for which repayment has been elected.

                                  Article IV
                                    NOTICE

     Section 4.1.   Notice by the Company.

     The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes. Notwithstanding any of the provisions of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes; provided, however, that if the Trustee shall not have received the notice provided for in this Article IV at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, notwithstanding anything contained herein to the contrary, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                                   Article V
                                 FORM OF NOTE

     Section 5.1.   Form of Note.

     The Notes (including the guarantee endorsed thereon) and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the form of Annex A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

                                  Article VI
                            ORIGINAL ISSUE DISCOUNT

     Section 6.1.   Original Issue Discount.

     To the extent that such duty is not performed by the Purchase Contract Agent pursuant to Section 7.14 of the Purchase Contract Agreement, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, and the applicable Treasury Regulations thereunder.


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                                  Article VII
                                  REMARKETING

     Section 7.1.   Notices.

     (a) In the case of the Initial Remarketing, any Subsequent Remarketing or the Final Remarketing, not later than 7 nor more than 15 calendar days immediately preceding the date of such remarketing, the Company shall request that the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) notify the Holders of Notes of such Remarketing and, in the case of a Final Remarketing, the procedures to be followed by such Holders of Notes wishing to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

     (b) If the Initial Remarketing and any Subsequent Remarketing have all resulted in Failed Remarketings, the Company shall request, not later than 7 nor more than 15 calendar days prior to the Final Remarketing Date that the Clearing Agency notify the Holders of the Notes of the Final Remarketing and of the procedures that must be followed if a Holder of Notes wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Final Remarketing.

     Section 7.2.   Initial and Subsequent Remarketing Procedures.

     (a) Not later than 5:00 P.M., New York City time, on the third Business Day immediately preceding the Initial Remarketing Date or the second Business Day immediately preceding a Subsequent Remarketing Date, but not earlier than the Payment Date immediately preceding such Initial Remarketing Date or Subsequent Remarketing Date, as the case may be, each Holder of the Notes not constituting components of Corporate Units may elect to have Notes held by such Holder remarketed. Holders of Notes that are not a component of Corporate Units shall give notice of their election to have such Notes remarketed to the Collateral Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the third Business Day immediately preceding the Initial Remarketing Date or the second Business Day immediately preceding a Subsequent Remarketing Date, as the case may be, and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such third Business Day in the case of the Initial Remarketing, or the second Business Day in the case of a Subsequent Remarketing, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Company and the Remarketing Agent of the principal amount of Notes to be tendered for remarketing. Under Section 5.5 of the Purchase Contract Agreement, Notes that constitute components of Corporate Units will be remarketed as provided therein and in this Section 7.2. The Notes constituting components of Corporate Units shall be deemed tendered, notwithstanding any failure by the Holder of such Corporate Units to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

     (b) The right of each Holder to have Notes tendered for the Initial Remarketing or any Subsequent Remarketing, as the case may be, shall be limited to the extent that (i) the Remarketing Agent conducts an Initial Remarketing or any Subsequent Remarketing pursuant to

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the terms of the Remarketing Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than the Minimum Initial Remarketing Price, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. Each Holder of Notes that are remarketed in a Successful Initial Remarketing or Successful Subsequent Remarketing agrees that a remarketing fee in an amount set forth in the Remarketing Agreement may be deducted from the proceeds of the remarketing.

     (c) On the Initial Remarketing Date and any Subsequent Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is equal to approximately 100.5% of the Treasury Portfolio Purchase Price, Notes, tendered or deemed tendered for purchase.

     (d) Notwithstanding the foregoing, any obligation on the part of the Company, Sprint or the Remarketing Agent to remarket the Notes on the Initial Remarketing Date or otherwise, other than on the Final Remarketing Date, shall be subject to the Company's or Sprint's right to defer any remarketing to the extent Sprint determines in good faith that effecting a remarketing on such date is not in its best interests.

     Section 7.3.   Final Remarketing Procedures.

     (a) If the Initial Remarketing and any Subsequent Remarketing have all resulted in Failed Remarketings, not later than 5:00 P.M., New York City time, on the third Business Day immediately preceding the Final Remarketing Date, each Holder of the Notes may elect to have Notes held by such Holder remarketed. Under Section 5.6 of the Purchase Contract Agreement, Holders of Corporate Units that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Notes constituting a component of such Corporate Units. Holders of Notes that are not a component of Corporate Units shall give notice of their election to have such Notes remarketed to the Collateral Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the third Business Day immediately preceding the Final Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such third Business Day, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Company and the Remarketing Agent of the principal amount of Notes to be tendered for remarketing. Under Section 5.6 of the Purchase Contract Agreement, the Notes that constitute components of Corporate Units will be remarketed as provided therein and in this Section 7.3. If any Holder of Corporate Units does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Notes as described in this Section 7.3(a), the Notes of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

     (b) Each Holder shall have the right to have Notes remarketed provided that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than 100% of the

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principal amount thereof, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. Each Holder of Notes that are remarketed in a Successful Final Remarketing agrees that a remarketing fee in an amount set forth in the Remarketing Agreement may be deducted from the proceeds of the remarketing.

     (c) If the Initial Remarketing and any Subsequent Remarketings have all resulted in Failed Remarketings, on the Final Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.5% of the aggregate principal amount thereof, Notes tendered or deemed tendered for purchase.

     Section 7.4.   Procedures Applicable to all Remarketings.

     (a) If, by 4:00 P.M., New York City time, on the Initial Remarketing Date, any Subsequent Remarketing Date or the Final Remarketing Date, as applicable, a Failed Remarketing or Failed Final Remarketing, as the case may be, shall have occurred, the Remarketing Agent shall so advise by telephone the Collateral Agent, the Purchase Contract Agent, the Company, the Trustee, and Clearing Agency. If requested by the Collateral Agent, the Purchase Contract Agent, the Trustee or the Clearing Agency, the Company shall confirm such advice in writing.

     (b) If the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 P.M. on the Final Remarketing Date, New York City time, on the Initial Remarketing Date, or any Subsequent Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate. The Remarketing Agent shall so advise by telephone the Collateral Agent, the Purchase Contract Agent, the Company, Trustee, and Clearing Agency.

     (c) By approximately 4:30 P.M., New York City time, on the Initial Remarketing Date, any Subsequent Remarketing Date or Final Remarketing Date, as applicable, provided that there has not been a Failed Remarketing or Failed Final Remarketing, as the case may be, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Purchase Contract Agent, the Company, Trustee, and Clearing Agency of the Reset Rate determined in the Initial Remarketing, the Subsequent Remarketing or Final Remarketing, as the case may be, and the aggregate principal amount of Notes sold in the Initial Remarketing, the Subsequent Remarketing or Final Remarketing, as the case may be, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the third Business Day immediately after such Initial Remarketing Date, Subsequent Remarketing Date or Final Remarketing Date, as the case may be, in same day funds against delivery of the Notes purchased through the facilities of the Clearing Agency.

     (d) In accordance with the Clearing Agency's normal procedures, on the third Business Day immediately after such Initial Remarketing Date, Subsequent Remarketing Date or Final Remarketing Date, as the case may be, the transactions described above with respect to each Note tendered for purchase and sold in the Initial Remarketing, any Subsequent Remarketing or the Final Remarketing shall be executed through the Clearing Agency, and the

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accounts of the respective Clearing Agency Participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

     (e) If any Holder selling Notes in the Initial Remarketing, any Subsequent Remarketing or the Final Remarketing fails to deliver such Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Notes in the Initial Remarketing, the Subsequent Remarketing or the Final Remarketing, as the case may be, may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

     (f) The Remarketing Agent shall not be obligated to purchase any Notes in the Initial Remarketing, any Subsequent Remarketing, the Final Remarketing or otherwise. Neither the Trustee, the Purchase Contract Agent, Sprint, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

     (g) The tender and settlement procedures set forth herein, including provisions for payment by purchasers of Notes in the Initial Remarketing, any Subsequent Remarketing or the Final Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Notes at the time of the Initial Remarketing, any Subsequent Remarketing or the Final Remarketing, as the case may be, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

     (h) Notwithstanding anything contained herein to the contrary, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the tenth Business Day before the Reset Effective Date in the case of the Initial Remarketing Date or the Final Remarketing and as soon as practical after the Company requests, but in no event later than two Business Days prior to a Subsequent Remarketing, in the case of a Subsequent Remarketing) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

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                                 Article VIII
                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     Section 8.1.   Consolidation, Merger, Sale or Conveyance.

     (a) Sprint shall not merge, consolidate or consummate any other business combination with any other entity or sell, assign, transfer, lease or convey all or substantially all of its assets and properties to any person or entity, unless:

          (i) Sprint is the continuing corporation or the successor entity or its parent expressly assumes Sprint's obligations under the guarantees of the Notes;

          (ii) Sprint or the successor entity or its parent, as applicable, is not, immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, in default of Sprint's obligations under the guarantees of the Notes; and

          (iii) if, as a result of any such merger, consolidation or other business combination, properties or assets of Sprint would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, Sprint or the successor entity or its parent, as applicable, shall take such steps as shall be necessary effectively to secure the guarantees of the Notes, equally and ratably with (or prior to) all indebtedness secured thereby;

          (iv) Sprint has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation or other business combination and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent in the Indenture provided for relating to such transaction have been complied with.

                                  Article IX
                                  ASSIGNMENT

     Section 9.1.   Assignment.

     (a) In connection with a Spin-Off Transaction, each of the Company and Sprint may assign its obligations under the Notes or the guarantees, as the case may be, to one or more entities that, at the time of or immediately before the effective time of the assignment, are Affiliates of Sprint provided: (i) each such entity is a corporation organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and it expressly assumes the Company's obligations under the Notes or Sprint's obligations under the guarantees, as the case may be; (ii) such entity is not, immediately after the assignment, in default of the payment obligations or other material obligations under the Notes or the guarantees, as the case may be; and (iii) immediately after the assignment, the Notes shall have a credit rating equal to or higher than the credit rating applicable to the Notes immediately before the assignment, which credit rating shall have been assigned by either Moody's Investors Service, Inc., or any successor to its rating agency business, or Standard & Poor's Ratings Group, Inc., or any successor to its rating agency business.

     (b) The Company or Sprint, as the case may be, will give at least 30 days' written notice to Holders of Notes of any proposed assignment.

                                    ANNEX A

                            (FORM OF FACE OF NOTE)

     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                             CUSIP No. 852060AK8

                                                       $________________________

                          SPRINT CAPITAL CORPORATION

                         [    ]% SENIOR NOTE DUE 2006

     SPRINT CAPITAL CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of_________________ Dollars ($___________) on August 17, 2006 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from August ___, 2001 or from the next recent date to which interest has been paid or duly provided for, quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each such date, an "Interest Payment Date"), commencing on November 17, 2001 initially at the rate of [ ]% per year through and including the day immediately preceding the Reset Effective Date and thereafter at the Reset Rate until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per year of [ ]% through and including the day immediately preceding the Reset Effective Date and thereafter at the Reset Rate. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest installment which shall be the close of business on the first day of the month in which such Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    Dated:  August ___, 2001

                                    SPRINT CAPITAL CORPORATION

                                    By: ______________________________
                                    Name:
                                    Title:

Attest:

By: ____________________________
Name:
Title:

                         CERTIFICATE OF AUTHENTICATION

This is one of the notes of the series designated therein referred to in the within-mentioned Indenture.

                                    Dated  August ___, 2001

                                    BANK ONE, NATIONAL ASSOCIATION,
                                    as Trustee

                                    By_________________________________
                                             Authorized Signatory

                           (FORM OF REVERSE OF NOTE)

     This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of October 1, 1998 (the "Base Indenture") among the Company, Sprint Corporation, as Guarantor (the "Guarantor") and Bank One, National Association, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of January 15, 1999 (the "First Supplemental Indenture" and, together with the Base Indenture, the "Indenture") among the Company, the Guarantor and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. By the terms of the Indenture, the Debt Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debt Securities is limited in
aggregate principal amount to $[    ].

     If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a price per Note equal to the Redemption Price. Subject to the terms of the Purchase Contract Agreement between Sprint Corporation and Bank One, National Association dated as of August ___, 2001 and the Pledge Agreement dated as of August ___, 2001 between the Guarantor and Bank One, National Association, the Redemption Price shall be paid to each Holder of the Notes by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

     The Notes are not entitled to the benefit of any sinking fund.

     If a Failed Final Remarketing (as described in Section 5.6(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Notes who holds such Notes on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option") to put such Notes to the Company, on September 30, 2004 (the "Put Option Exercise Date"), upon at least three Business Days prior notice, at a repayment price equal to the principal amount of this Note plus an amount equal to the accrued and unpaid interest thereon to the date of payment (the "Note Repayment Price").

     In order for the Notes to be so repurchased, the Trustee must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office, or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York, the Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Note Repayment Price in respect of such Notes shall be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable (or, in certain circumstances shall ipso facto become due and payable), in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture provides that each Holder of a Note is entitled to the benefits of a Guarantee by the Guarantor of the timely payment of the principal of, premium, if any, and interest on the Note. The Guarantee endorsed hereon is an integral part of this Note. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company and the Guarantor, which are absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times and place and at the rate and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new

Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee, and agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor or the Trustee nor any such agent shall be affected by notice to the contrary.

     So long as the Notes are represented by Global Securities and such Global Securities are held on behalf of a clearing system, notices to Holders of the Notes may be given by delivery of the relevant notice to that clearing system for communication by it to beneficial Holders of the Notes.

     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, neither this Note nor the Guarantee endorsed hereon shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note shall be governed by the laws of the State of New York.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay $____ principal amount of the within Note, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining aggregate principal amount of this Note.

For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Trustee at Bank One, National Association, 100 East Broad Street, Mail Code OH1-0181, Columbus, Ohio 43215, Attention Global Corporate Trust Services Division, no later than 5:00 p.m. on the third Business Day immediately preceding September 30, 2004.

Dated: ___________________      Signature:________________________________

                                Signature Guarantee:_______________________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note without alteration or enlargement or any change whatsoever.

                              SIGNATURE GUARANTEE

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

______________________________________________________________________________

______________________________________________________________________________
(Insert assignee's social security or tax identification number)

______________________________________________________________________________

______________________________________________________________________________
(Insert address and zip code of assignee) and irrevocably appoints

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: ____________________

Signature:
________________________________
Guarantee Signature :_________________________

(Sign exactly as your name appears on the other side of this Note)

                              SIGNATURE GUARANTEE


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                        GUARANTEE OF SPRINT CORPORATION

     FOR VALUE RECEIVED, Sprint Corporation, a corporation duly organized and existing under the laws of the State of Kansas (the "Guarantor"), hereby fully and unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, premium, if any, and interest (including interest on any overdue principal and on an overdue installment of interest) on said Note, when and as the same shall become due and payable, whether at maturity, by acceleration or redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

     The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal of, or premium, if any, or interest on said Note is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Note or the Indenture, the absence of any action to enforce the same, any waiver, modification, consent or indulgence by the Holder of said Note or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, notice of non-payment, demand of payment, any right to require a proceeding first against the Company, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, protest or notice with respect to the Note upon which this Guarantee is endorsed or indebtedness evidenced thereby and all notices and demands to the Company or the Guarantor whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Note and this Guarantee. In the event of a default in the payment of principal of, premium, if any, or interest on said Note, the Holder of said Note may institute legal proceedings directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

     The Guarantor shall be subrogated to all rights of the Holder of said Note against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the Holders of all of the Note then Outstanding, be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if my, and interest on all Note shall have been paid in full or payment thereof shall have been provided for in accordance with the Indenture.

     Notwithstanding anything to the contrary contained herein, if following any payment of principal, premium, if any or interest by the Company on said Note to the Holder of the Note it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11

U. S. C. Section 547 (or any successor statute) and such payment is paid by such Holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.

     This Guarantee ranks equally with all other unsecured and unsubordinated obligations of the Guarantor. This Guarantee will remain in full force and effect until the principal of, premium, if any, and interest on the Note have been fully paid. As provided in the Indenture, the Guarantor may under certain circumstances assume all rights and obligations of the Company under the Indenture with respect to the Note.

     This Guarantee shall not be valid or become obligatory for any purpose with respect to the Note upon which it is endorsed until the certificate of authentication on said Security shall have been signed by the manual signature of the Trustee.

     This Guarantee shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed under its corporate seal.

                                    SPRINT CORPORATION


                                    By:________________________________


Attest:


_______________________________